                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /        Preliminary Proxy Statement
    /X/        Definitive Proxy Statement
    / /        Definitive Additional Materials
    / /        Soliciting Material Pursuant to Section240.14a-11(c) or
               Section240.14a-12
    / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                      PHYSIOMETRIX, INC.
    -----------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

    -----------------------------------------------------------------------
         (Name of Person(s) Filing Proxy Statement, if other than the
                                  Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------
/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
           Schedule and the date of its filing.
           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                                  PHYSIOMETRIX

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 1, 2000

    TO THE STOCKHOLDERS:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of PHYSIOMETRIX, INC. a Delaware corporation (the "Company") will be held on June 1, 2000, at 10:00 a.m., local time, at the Company's principal executive offices, Five Billerica Park, 101 Billerica Avenue, North Billerica, Massachusetts, 01862 for the following purposes (as more fully described in the Proxy Statement accompanying this Notice):

    1. To elect one Class I director of the Company to serve for a term of three years expiring upon the 2003 Annual Meeting of Stockholders or until a successor is elected.

    2. To ratify the appointment of Ernst & Young LLP as the independent auditors of the Company for the fiscal year ending December 31, 2000.

    3. To transact such other business as may properly come before the meeting or any adjournment thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

    Only stockholders of record at the close of business on April 14, 2000 are entitled to notice of and to vote at the Annual Meeting.

    All stockholders are cordially invited to attend the meeting. However, to ensure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. If you attend the meeting, you may vote in person even if you return a proxy.

                                          FOR THE BOARD OF DIRECTORS
                                          Thomas Baruch
                                          CHAIRMAN OF THE BOARD OF DIRECTORS

North Billerica, Massachusetts
April 28, 2000

                                   IMPORTANT

    WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON, EVEN IF YOU RETURN A PROXY.

                               PHYSIOMETRIX, INC.

                            ------------------------

                            PROXY STATEMENT FOR 2000
                         ANNUAL MEETING OF STOCKHOLDERS

                                  JUNE 1, 2000

                            ------------------------

              INFORMATION CONCERNING VOTING AND PROXY SOLICITATION

GENERAL

    The enclosed proxy is solicited on behalf of the Board of Directors of Physiometrix, Inc. ("Physiometrix" or the "Company") for use at the Annual Meeting of Stockholders to be held on Thursday June 1, 2000 at 10:00 a.m., local time, or at any adjournment thereof. The Annual Meeting will be held at the Company's principal executive offices, Five Billerica Park, 101 Billerica Avenue, North Billerica, Massachusetts 01862. The telephone number at the meeting location is (978) 670-2422.

    These proxy solicitation materials and the Annual Report to stockholders for the fiscal year ended December 31, 1999 (the "Last Fiscal Year"), including financial statements, were first mailed on or about May 1, 2000 to all stockholders entitled to vote at the Annual Meeting.

RECORD DATE AND VOTING SECURITIES

    Stockholders of record at the close of business on April 14, 2000 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. At the Record Date, 7,914,121 shares of the Company's Common Stock, $.001 par value (the "Common Stock"), were issued and outstanding and held of record by approximately 91 stockholders.

REVOCABILITY OF PROXIES

    Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person. Attending the Annual Meeting in and of itself may not constitute a revocation of a proxy.

VOTING AND SOLICITATION

    Each stockholder is entitled to one vote for each share held as of the Record Date. Stockholders will not be entitled to cumulate their votes in the election of directors.

    The cost of soliciting proxies will be borne by the Company. The Company expects to reimburse brokerage firms and other persons representing beneficial owners of shares for their expense in forwarding solicitation material to such beneficial owners. Proxies may be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, in person or by telephone or facsimile.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

    Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections (the "Inspector") with the assistance of American Stock Transfer & Trust Company, the Company's transfer agent. The Inspector will also determine whether or not a quorum is present. Except in certain specific circumstances, the affirmative vote of a majority of shares present in person or represented by proxy at a duly held meeting at which a quorum is present is required under Delaware law for approval of proposals presented to stockholders. In general, Delaware law also provides that a quorum consists of a majority of shares entitled to vote and present or represented by proxy at the meeting.

    The Inspector will treat shares that are voted "WITHHELD" or "ABSTAIN" as being present and entitled to vote for purposes of determining the presence of a quorum but will not be treated as votes in favor of approving any matter submitted to the stockholders for a vote. Any proxy which is returned using the form of proxy enclosed and which is not marked as to a particular item will be voted for the election of the Class III directors, for the confirmation of the appointment of the designated independent auditors and, as the proxy holders deem advisable, on other matters that may come before the meeting, as the case may be with respect to the items not marked.

    If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter ("Broker Non-Votes"), those shares will not be considered as present with respect to that matter. The Company believes that the tabulation procedures to be followed by the Inspector are consistent with the general statutory requirements in Delaware concerning voting of shares and determination of a quorum.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS TO BE PRESENTED AT 2001 ANNUAL
  MEETING

    Proposals that are intended to be presented by stockholders of the Company at the 2000 Annual Meeting must be received by the Company no later than December 31, 2000 in order to be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires the Company's executive officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities to file an initial report of ownership on Form 3 and changes in ownership on Form 4 or 5 with the Securities and Exchange Commission (the "SEC") and the National Association of Securities Dealers, Inc. Executive officers, directors and greater than ten percent stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that, with respect to fiscal year 1999, all filing requirements applicable to its officers, directors and ten percent stockholders were complied with.

SHARE OWNERSHIP OF DIRECTORS, OFFICERS AND CERTAIN BENEFICIAL OWNERS

    The following table sets forth certain information known to the Company with respect to the beneficial ownership of the Common Stock of the Company as of March 31, 2000 by (i) each person who is known to the Company to beneficially own more than five percent of the outstanding shares of its Common Stock,
(ii) each director and nominee for election, (iii) each officer named in the Summary Compensation Table below and (iv) all directors, nominees for election and executive officers as a group. Unless otherwise indicated, officers and directors can be reached at the Company's principal executive offices. A total of 7,914,121 shares of the Company's Common Stock were issued and outstanding as of March 31, 2000.

                                                                 SHARES      APPROXIMATE
                                                              BENEFICIALLY     PERCENT
NAME AND ADDRESS                                                OWNED(1)      OWNED (2)
----------------                                              ------------   -----------
Chemical and Materials Enterprise Associates Limited........     421,190         4.65%
  c/o Thomas Baruch
  New Enterprise Associates
  250 Montgomery Street, 11th Floor
  San Francisco, CA 94104

                                                                 SHARES      APPROXIMATE
                                                              BENEFICIALLY     PERCENT
NAME AND ADDRESS                                                OWNED(1)      OWNED (2)
----------------                                              ------------   -----------
Technology Funding Venture Partners (3).....................     557,812         6.16%
  c/o Thomas Toy
  2000 Alameda de las Pulgas
  San Mateo, CA 94003
Tudor Investment Corporation (4)............................     481,481         6.08%
  600 Steamboat Road
  Greenwich, CT 06830
John A. Williams (5)........................................     294,401         3.25%
Daniel Muehl (6)............................................      50,001            *
Thomas Baruch (7)...........................................     455,358         5.02%
Peter F. Bernardoni (8).....................................     559,687         6.18%
James A. Saalfield..........................................          --           --
Christopher D. Mitchell.....................................      10,000            *
All directors and executive officers as a group (6             1,359,447        15.12%
  persons)..................................................

------------------------

*   Represents beneficial ownership of less than one percent of the Common
    Stock.

(1) Beneficial ownership is determined in accordance with the rules of the SEC defined on p. 2 and includes voting or investment power with respect to securities. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(2) Shares of Common Stock subject to options and warrants currently exercisable within 60 days are deemed to be outstanding for computing the percentage of the person holding such options or warrants but are not deemed outstanding for computing the percentage of any other person.

(3) Consists of 270,791 shares held by Technology Funding Venture Partners IV, an Aggressive Growth Fund, L.P., a Delaware Limited Partnership; and 287,021 shares issuable upon exercise of warrants held by Technology Funding Venture Partners V, an Aggressive Growth Fund, L.P., a Delaware Limited Partnership.

(4) Consists of 368,890 shares held and 110,667 shares issuable upon exercise of warrants held by The Raptor Global Portfolio Ltd. and 1,480 shares held by and 444 shares issuable upon exercise of warrants held by The Altar Rock Fund L.P. Tudor Investment Corporation is the sole general partner of Altar Rock Fund L.P. and provides investment advisory services to The Raptor Global Portfolio Ltd., and may therefore be deemed to beneficially own the shares held by such persons. Tudor Investment Corporation disclaims such beneficial ownership.

(5) Includes 294,401 shares issuable upon exercise of stock options exercisable within 60 days of March 31, 2000.

(6) Consists of 50,001 shares issuable upon exercise of stock options exercisable within 60 days of March 31, 2000.

(7) Includes 421,190 shares held by Chemical and Materials Enterprise Associates Limited ("CMEA") and 34,168 shares issuable upon exercise of stock options exercisable within 60 days of March 31, 2000 held by Mr. Baruch. Mr. Baruch is a general partner of CMEA, and disclaims beneficial ownership of the shares held by such entity except to the extent of his proportionate interest therein.

(8) Consists of 270,791 shares held by Technology Funding Venture Partners IV, an Aggressive Growth Fund, L.P., a Delaware Limited Partnership ("TFVP IV"); and 287,021 shares held by Technology Funding Venture Partners V, an Aggressive Growth Fund, L.P., a Delaware Limited Partnership ("TFVP V"); and 1,875 shares issuable upon exercise of stock options exercisable within 60 days of March 31, 2000 held by Mr. Bernardoni. Mr. Bernardoni is an officer of Technology Funding Inc.

                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

DIRECTORS AND NOMINEES FOR DIRECTOR

    Pursuant to the Company's Certificate of Incorporation, the Company's Board of Directors currently is divided into three classes serving staggered terms of three years. One of the three classes is elected each year to succeeded the directors whose terms are expiring. The Class II and Class III directors are serving terms expiring at the Company's 2001 and 2002 Annual Meetings of Stockholders, respectively.

    The nominee for Class I director is Christopher D. Mitchell. The term of James E. Nicholson, the previous Class I director, will expire at the Annual Meeting, and Mr. Nicholson will not be standing for reelection..

    In the event that Mr. Mitchell become unavailable or decline to serve as a director at the time of the Annual Meeting, the proxy holders will vote the proxies in their discretion for any nominee who is designated by the current Board of Directors to fill the vacancy. Mr. Mitchell is expected to be available to serve.

    The names of the Class I nominee for election to the Board of Directors, and the directors whose terms conclude, at the Annual Meeting, their ages as of the Record Date and certain information about them is set forth below. The names of the current Class II and Class III directors, their ages as of the Record Date and certain information about them are also set forth below.

                                                                   DIRECTOR
NAME                                       AGE               PRINCIPAL OCCUPATION             SINCE
----                                     --------   ---------------------------------------  --------
NOMINEE FOR CLASS I DIRECTOR

Christopher D. Mitchell................     38      Partner, law firm of Wilson Sonsini          --
                                                    Goodrich & Rosati
CONTINUING FOR CLASS III DIRECTORS
John A. Williams.......................     52      President, Physiometrix, Inc.              1993
Thomas Baruch..........................     61      General Partner, New Enterprise            1991
                                                    Development Corporation and General
                                                    Partner, Chemicals and Materials
                                                    Enterprise Associates Limited

CONTINUING CLASS II DIRECTORS
Peter F. Bernardoni....................     41      Venture Partner and Vice President         1999
                                                    Corporate Finance, Technology Funding,
                                                    Inc.
James A. Saalfield.....................     53      President Still River Management           2000
                                                    Company

    There are no family relationships among directors or executive officers of the Company.

    JOHN A. WILLIAMS joined the Company in December 1993 and has served as a member of the Board of Directors and as the Company's President and Chief Executive Officer since that date. Prior to that time, Mr. Williams served as President of Bruel and Kjaer Medical, a medical device company, from 1990 to 1993. Mr. Williams was Vice President of Sales and Marketing at Medtronic/AMI, a medical device company, from 1988 to 1990 and Vice President of Sales and Marketing, Worldwide at Merrimack Laboratories from 1983 to 1987.

    THOMAS BARUCH has served as a member of the Board of Directors since December 1991 and has been Chairman since June 1993. Mr. Baruch has been a General Partner in Chemicals and Materials Enterprise Associates ("CMEA"), a venture capital firm, since 1989. Mr. Baruch is also a General Partner in New Enterprise Associates ("NEA"), a venture capital firm. Prior to joining CMEA, Mr. Baruch was the

President and Chief Executive Officer of Microwave Technology, Inc., from 1983 to 1988. Mr. Baruch serves on the board of directors of Symyx
Technologies, Inc. and several private companies.

    CHRISTOPHER D. MITCHELL is a nominee for election as a director at the Annual Meeting. Since February 1, 1995, Mr. Mitchell has been a partner of the law firm of Wilson Sonsini Goodrich & Rosati, P.C. Mr. Mitchell practices in the area of corporate and securities law and specializes in the representation of emegering growth companies in leading economic sectors, including life sciences, software and electronic commerce. From April 1989 through January 1995, Mr. Mitchell was an associate in such firm. Mr. Mitchell received his B.A. from Haverford College and his J.D. from the University of Minnesota.

    PETER F. BERNARDONI joined the Board of Directors in November 1999. He is a Venture Partner and Vice President, Corporate Finance of Technology
Funding, Inc. Before joining Technology Funding in 1988, Mr. Bernardoni held several positions at IBM Corporation. Mr. Bernardoni earned his B.S. from Santa Clara University and his M.S. from Stanford University, both in Mechanical Engineering.

    JAMES A. SAALFIELD served as a member of our Board of Directors from September 1996 to October 1998 and rejoined our Board in January 2000.
Mr. Saalfield served as a General Partner of Fleet Venture Partners I, II, III and IV and Managing General Partner of Dean's Hill L.P. and is President of the Still River Management Company and Managing General Partner of the Still River Fund, L.P. Mr. Saalfield served as the Senior Vice President of Fleet Venture Resources, Inc. and Senior Vice President of Fleet Growth Resources, Inc. from 1985 to 1993. Mr. Saalfield is a director of a number of privately held companies.

BOARD MEETINGS, COMMITTEES AND DIRECTOR COMPENSATION

    The Board of Directors of the Company held 4 meetings during the fiscal year ended December 31, 1999. No director or nominee attended fewer than 75% of such meetings.

    The Board of Directors has an Audit Committee and a Compensation Committee. It does not have a nominating committee or a committee performing the functions of a nominating committee. From time to time, the Board has created various ad hoc committees for special purposes. No such committee is currently functioning.

    The Audit Committee consists of directors Thomas Baruch and Peter Bernardoni. The Audit Committee is responsible for reviewing the results and scope of the audit and other services provided by the Company's independent auditors. The Audit Committee held one meeting in the last fiscal year.

    The Compensation Committee consists of directors Thomas Baruch and Peter Bernardoni The Compensation Committee reviews and makes recommendations to the Board concerning salaries and incentive compensation for executive officers and certain employees of the Company. The Compensation Committee held one meeting during the last fiscal year. John A. Williams, President and Chief Executive Officer of the Company, participates fully with all other committee members in recommending salaries and incentive compensation to the Board of Directors, except that he does not participate in committee proceedings relating to his salary and compensation.

COMPENSATION OF DIRECTORS

    Directors of the Company do not receive cash for services they provide as directors. From time to time, certain directors who are not employees of the Company have received grants of options to purchase shares of the Company's Common Stock. Under the 1996 Director Option Plan, each nonemployee director who becomes a director of the Company after April 30, 1996 will be automatically granted an option to purchase 15,000 shares of the Company's Common Stock on the date on which such person first becomes a director. On the first business day of each year starting with the year beginning January 1, 1997, each nonemployee director will automatically be granted an option to purchase 5,000 shares of the

Company's Common Stock. The Company does not provide additional compensation for committee participation or special assignments of the Board of Directors.

    The Company has agreed to indemnify each director against certain claims and expenses for which the director might be held liable in connection with past or future service on the Board. In addition, the Company maintains an insurance policy insuring its officers and directors against such liabilities.

VOTE REQUIRED

    The nominee receiving the highest number of affirmative votes of the shares entitled to vote on this matter will be elected as the Class I director.

    THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE NOMINEE SET FORTH HEREIN.

                                 PROPOSAL NO. 2

                        RATIFICATION OF THE APPOINTMENT
                            OF INDEPENDENT AUDITORS

    The Board of Directors has selected Ernst & Young LLP, independent auditors, to audit the financial statements of the Company for the fiscal year ending December 31, 2000 and recommends that the stockholders vote FOR confirmation of such selection. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

    THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2000.

                             EXECUTIVE COMPENSATION

COMPENSATION TABLES

SUMMARY COMPENSATION TABLE

    The following table sets forth certain compensation paid by the Company to the Chief Executive Officer and the other executive officer of the Company for services rendered during the Last Fiscal Year, as defined on p. 1 (collectively, the "Named Executive Officers"):

                                                                                             LONG TERM
                                                                                            COMPENSATION
                                                                  ANNUAL COMPENSATION     ----------------
                                                       FISCAL    ----------------------   AWARDS OF OPTION
NAME AND PRINCIPAL POSITION                             YEAR     SALARY ($)   BONUS ($)    (# OF SHARES)
---------------------------                           --------   ----------   ---------   ----------------
John A. Williams....................................    1999       187,157     30,000          40,000
  President and Chief Executive Officer                 1998       179,647     20,000          60,000
                                                        1997       172,750     30,000              --
Daniel Muehl (1)....................................    1999       128,403     25,920          25,000
  Vice President of Finance & Administration and        1998       107,308     24,000          75,000
  Chief Financial Officer

------------------------

(1) Mr. Muehl began his employment as an officer of the Company on February 9, 1998.

    OPTION GRANTS IN LAST FISCAL YEAR. The following table sets forth information relating to stock options granted during 1999 to our Chief Executive Officer and our other executive officers who received salary compensation of more than $100,000. In accordance with the rules of the Securities and Exchange Commission, also shown below is the potential realizable value over the term of the option (the period from the grant date to the expiration date) based on assumed rates of stock appreciation of 5% and 10%, compounded annually. These amounts are mandated by the Securities and Exchange Commission and do not represent our estimate of future stock price. Actual gains, if any, on stock option exercises will depend on the future performance of our common stock.

                                                                                          POTENTIAL REALIZABLE
                                                   INDIVIDUAL GRANTS                        VALUE AT ASSUMED
                                 ------------------------------------------------------      ANNUAL RATES OF
                                 NUMBER OF     PERCENT OF                                      STOCK PRICE
                                 SECURITIES   TOTAL OPTIONS                                   APPRECIATION
                                 UNDERLYING      GRANTED                                     FOR OPTION TERM
                                  OPTIONS       IN FISCAL       EXERCISE     EXPIRATION   ---------------------
NAME                             GRANTED(#)       1999        PRICE($/SH.)      DATE        5%($)      10%($)
----                             ----------   -------------   ------------   ----------   ---------   ---------
John A. Williams...............    40,000         19.1%          $.688         2/16/09     $17,307     $43,860
Daniel Muehl...................    25,000         11.9%          $.688         2/16/09     $10,817     $27,412

    In 1999, we granted options to purchase an aggregate of 209,100 shares of common stock to our employees, directors and consultants. Generally, we grant options at an exercise price equal to the fair market value of the underlying common stock on the date of grant, as determined by our board of directors, and the options vest over four years from the date of grant. Because we are a publicly-held company, the fair market value of our stock equals its trading market price.

OPTION REPRICINGS

    In December 1998, the Compensation Committee of the Company's Board of Directors approved the repricing of certain stock options held by Daniel Muehl, the Company's Vice President of Finance and Administration and Chief Financial Officer. The Committee repriced such options based on its determination that repricing of Mr Muehl's options was necessary in order to provide him with appropriate incentives to remain employed with the Company. Information regarding this repricing is set forth below.

                                                                                                           LENGTH OF
                                               NUMBER OF     MARKET PRICE     EXERCISE                      ORIGINAL
                                               SECURITIES    OF STOCK AT      PRICE AT                    OPTION TERM
                                               UNDERLYING      TIME OF        TIME OF                      REMAINING
                                              OPTIONS/SARS   REPRICING OR   REPRICING OR   NEW EXERCISE    AT DATE OF
                                              REPRICED OR     AMENDMENT      AMENDMENT        PRICE       REPRICING OR
NAME                                 DATE     AMENDED (#)        ($)            ($)            ($)         AMENDMENT
----                               --------   ------------   ------------   ------------   ------------   ------------
Daniel Muehl.....................  12/14/98      75,000          $.75          $1,875          $.75       9.2 years

    FISCAL YEAR-END OPTION VALUES. The following table sets forth the number and value of securities underlying unexercised options held by the Named Executive Officers at December 31, 1999:

                                                          NUMBER OF
                                                    SECURITIES UNDERLYING         VALUE OF UNEXERCISED
                                                   UNEXERCISED OPTIONS AT        IN-THE-MONEY OPTIONS AT
                                                      DECEMBER 31, 1999           DECEMBER 31, 1999(1)
                                                 ---------------------------   ---------------------------
NAME                                             EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                                             -----------   -------------   -----------   -------------
John A. Williams...............................    283,984         62,916        $898,667       $199,098
Daniel Muehl...................................     39,583         60,417        $116,889       $178,411

------------------------

(1) Based on a fair market value of $3.6875, which was the last reported sale price of the Company's Common Stock on December 31, 1999.

EMPLOYMENT CONTRACTS AND CHANGE-IN-CONTROL ARRANGEMENTS

    The Compensation Committee of the Board of Directors, as Plan Administrator of the 1991 Incentive Stock Plan, has the authority to provide for accelerated vesting of the shares of Common Stock subject to outstanding options held by the Named Officers and any other officer in connection with certain changes in control of the Company or the subsequent termination of the officer's employment following a change in control event.

    None of the Named Executive Officers have employment agreements with the Company, and their employment may be terminated at any time.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION
  DECISIONS

    No member of the Compensation Committee has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

                      BOARD COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

    The following is provided to stockholders by the members of the Compensation Committee of the Board of Directors:

    The Compensation Committee of the Board of Directors (the "Committee"), comprising two outside directors, is responsible for the administration of the Company's compensation programs. These programs include base salary for executive officers and both annual and long-term incentive compensation programs. The Company's compensation programs are designed to provide a competitive level of total compensation and include incentive and equity ownership opportunities linked to the Company's performance and stockholder return.

COMPENSATION PHILOSOPHY

    The design and implementation of the Company's executive compensation programs are based on a series of guiding principles derived from the Company's values, business strategy and management requirements. These principles may be summarized as follows:

    - Align the financial interests of the management team with the Company and its stockholders;

    - Attract, motivate and retain high-caliber individuals necessary to increase total return to stockholders;

    - Provide a total compensation program where a significant portion of pay is linked to individual achievement and short- and long-term Company performance; and

    - Emphasize reward for performance at the individual, team and Company levels.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(m)

    The Committee has considered the potential impact of Section 162(m) of the Internal Revenue Code adopted under the Federal Revenue Reconciliation Act of 1993. Section 162(m) disallows a tax deduction for any publicly-held corporation for individual compensation exceeding $1 million in any taxable year for any of the named executive officers, unless compensation is performance based. Since the targeted cash compensation of each of the named executive officers is well below the $1 million threshold and the Committee believes that any options granted under the Company's stock option plan will meet the requirement of being performance based under the transition provisions provided in the regulations under Section 162(m), the Committee believes that Section 162(m) will not reduce the tax deduction available to the Company. The Company's policy is to qualify to the extent reasonable its executive officers' compensation for deductibility under applicable tax laws.

COMPENSATION PROGRAM

    The Company's executive compensation program has three major components, all of which are intended to attract, retain and motivate executive officers consistent with the principles set forth above. The Committee considers these components of compensation individually as well as collectively in determining total compensation for executive officers.

    1. BASE SALARY. Each fiscal year the Committee reviews base salaries for individual executive officers based upon (i) industry and peer group data,
(ii) responsibilities, scope and complexity of each position and
(iii) performance judgments as to each individual's past and expected future contributions. The Committee reviews with the Chief Executive Officer and approves, with appropriate modifications, an annual base salary for the Company's executive officers other than the Chief Executive Officer. The Committee reviews and fixes the base salary of the Chief Executive Officer based on similar competitive compensation data and the Committee's assessment of his past performance and its expectations as to his future contributions in leading the Company.

    2. ANNUAL CASH (SHORT-TERM) INCENTIVES. Annual cash incentives are established to provide a direct linkage between individual pay and annual corporate performance. Target annual bonus awards are established for executive officer and other key management positions based upon certain industry data. Each officer's annual performance bonus is based on attainment of specific corporate goals and objectives, which are determined at the beginning of the Company's fiscal year. The Last Fiscal Year bonus plan was based on the establishment of a variable bonus pool based upon achievement of specific financial and corporate objectives. Each executive officer's allocation of the bonus pool was based on the percentage of their salary to the aggregate salaries of all participants.

    3. EQUITY BASED INCENTIVE COMPENSATION. Long-term incentives for the Company's employees are provided under the Company's stock option plans. Each fiscal year, the Committee considers the desirability of granting to executive officers long-term incentives in the form of stock options. These option grants are intended to motivate the executive officers to manage the business to improve long-term Company performance and align the financial interests of the management team with the Company and its stockholders. The Committee established the grants of stock options to executive officers (other than the Chief Executive Officer) in the Last Fiscal Year, based upon a review with the Chief Executive Officer of proposed individual awards, taking into account each officer's scope of responsibility and specific assignments, strategic and operational goals applicable to the officer, anticipated performance requirements and contributions of the officer and competitive data for similar positions. During the Last Fiscal Year, no option award of Common Stock was granted to the Chief Executive Officer. All stock options granted to executive officers in the Last Fiscal Year provide for vesting over a four-year period.

                                          Respectfully submitted,
                                          Thomas Baruch
                                          Peter F. Bernardoni

    THE FOREGOING COMPENSATION COMMITTEE REPORT SHALL NOT BE DEEMED TO BE "SOLICITING MATERIAL" OR TO BE "FILED" WITH THE SEC, NOR SHALL SUCH INFORMATION BE INCORPORATED BY REFERENCE INTO ANY FUTURE FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE EXCHANGE ACT, EXCEPT TO THE EXTENT THE COMPANY SPECIFICALLY INCORPORATES IT BY REFERENCE INTO SUCH FILING.

                            STOCK PERFORMANCE GRAPH

    The following graph compares the cumulative total return to stockholders of the Company's Common Stock at December 31, 1999 since April 30, 1996 (the date the Company first became subject to the reporting requirements of the Exchange
Act) to the cumulative total return over such period of (i) "Nasdaq Stock Market--U.S." index, and (ii) the Hambrecht & Quist Healthcare-Excluding Biotechnology index. The graph assumes the investment of $100 on April 30, 1996 in the Company's Common Stock and each of such indices (from April 30, 1996) and reflects the change in the market price of the Company's Common Stock relative to the noted indices at December 31, 1999 and not for any interim period. The performance shown is not necessarily indicative of future price performance.

    TEXT REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                                                4/96      12/96      12/97      12/98      12/99
                                                              --------   --------   --------   --------   --------
Physiometrix, Inc...........................................    100         29         17          5         34
NASDAQ Stock Market (U.S.)..................................    100        108        133        187        347
H&Q Healthcare-Excluding Biotechnology......................    100        106        126        153        134

    THE INFORMATION CONTAINED IN THE STOCK PERFORMANCE GRAPH SHALL NOT BE DEEMED TO BE "SOLICITING MATERIAL" OR TO BE FILED WITH THE SEC, NOR SHALL SUCH INFORMATION BE INCORPORATED BY REFERENCE INTO ANY FUTURE FILING UNDER THE SECURITIES ACT OR THE EXCHANGE ACT, EXCEPT TO THE EXTENT THE COMPANY SPECIFICALLY INCORPORATES IT BY REFERENCE INTO SUCH FILING.

                              CERTAIN TRANSACTIONS

    The Company has entered into an arrangement pursuant to which $84,000 was loaned to John A. Williams as of December 31, 1996. The borrowings are due to be repaid commencing in 2000. The loan accrues interest at the applicable federal rate (6.31% at December 31, 1999.)

    Christopher D. Mitchell, a nominee for election as a director, is a member of the law firm of Wilson Sonsini Goodrich & Rosati, P.C. This firm serves as general legal counsel to the Company and has served as such counsel since the Company's inception.

                                 OTHER MATTERS

    The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares they represent as the Board of Directors may recommend.

    THE COMPANY WILL MAIL WITHOUT CHARGE TO ANY STOCKHOLDER UPON WRITTEN REQUEST A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES AND A LIST OF EXHIBITS. REQUESTS SHOULD BE SENT TO INVESTOR RELATIONS, PHYSIOMETRIX, INC., FIVE BILLERICA PARK, 101 BILLERICA AVENUE, NORTH BILLERICA, MASSACHUSETTS 01862.

                                          THE BOARD OF DIRECTORS

Dated: April 28, 2000

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                              OF PHYSIOMETRIX, INC.

                       2000 ANNUAL MEETING OF STOCKHOLDERS

The undersigned stockholder of Physiometrix, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement and hereby appoints John A. Williams and Daniel W. Muehl, or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned to represent the undersigned at the 2000 Annual Meeting of Stockholders of Physiometrix, Inc. to be held on June 1, 2000 at 10:00 a.m., local time, at the Company's principal executive offices located at Five Billerica Park, 101 Billerica Avenue, North Billerica, Massachusetts 02881 and at any postponement or adjournment thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse:

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

                                                                SEE REVERSE SIDE

                 PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED

 /X/ Please mark your votes as in this example.


                                                 FOR                WITHHELD

1.   Election of Class I director               /  /                  /  /          Nominee:  Christopher D. Mitchell

INSTRUCTION:  To withhold authority to vote for an individual nominee, write the nominee's name in the space provided below.

---------------------------------------------------------------------------------------------------------------------

                                                 FOR                 AGAINST             ABSTAIN

2.   Proposal to ratify the selection           /  /                  /  /                 /  /
     of Ernst & Young LLP as independent
     auditors of the Company for the year
     ending December 31, 2000.


         THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED AS FOLLOWS: (1) FOR THE ELECTION OF THE NOMINATED CLASS I DIRECTOR; (2) FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS, AND AS THE PROXY HOLDERS DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

         PLEASE SIGN EXACTLY AS YOUR NAME APPEARS HEREON. IF THE STOCK IS REGISTERED IN THE NAMES OF TWO OR MORE PERSONS, EACH STOCKHOLDER SHOULD SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, GUARDIANS AND ATTORNEYS-IN-FACT SHOULD ADD THEIR TITLES. IF SIGNER IS A CORPORATION, PLEASE GIVE FULL CORPORATE NAME AND HAVE A DULY AUTHORIZED OFFICER SIGN, STATING TITLE. IF SIGNER IS A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

         PLEASE SIGN, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.

Signature(s):____________________________                Date:__________________

Signature(s):____________________________                Date:__________________

Note: This Proxy should be marked, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both stockholders should sign.